Exhibit 99.1

FINANCIAL STATEMENTS

Diogenix, Inc.
Years Ended December 31, 2013 and 2012
With Report of Independent Auditors

Diogenix, Inc.
Financial Statements

Years Ended December 31, 2013 and 2012

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

DioGenix, Inc.

Bethesda, Maryland

Report on the Financial Statements

We have audited the accompanying financial statements of DioGenix, Inc., which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, shareholders’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DioGenix, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations since inception, has a working capital deficit, and has generated negative cash flow from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 23, 2014

1

DIOGENIX, INC.

BALANCE SHEETS

December 31,	2013	2012
Assets
Current Assets
Cash and cash equivalents	$2,805,253	$1,874,569
Prepaid expenses	74,933	89,036
Total Current Assets	2,880,186	1,963,605
Fixed Assets - Net	38,132	-
Intangible Assets - Net	32,832	40,465
Total Assets	$2,951,150	$2,004,070

Liabilities and Shareholders' Deficit
Current Liabilities
Accounts payable	$118,190	$208,173
Accrued expenses	74,370	94,847
Deferred revenue	229,000	250,000
Total Current Liabilities	421,560	553,020
Long Term Liabilities
Notes payable	5,739,813	3,939,813
Interest payable	665,543	281,717
Total Liabilities	6,826,916	4,774,550
Shareholders' Deficit
Series A convertible preferred shares, $0.01 par value 8,409,092 and 4,772,728 shares authorized, respectively; 6,124,550 and 4,772,728 shares issued and outstanding, respectively (liquidation preference of $6,737,005)	61,246	47,727

Common stock, $0.01 par value; 15,000,000 shares authorized; 2,130,000 shares issued and outstanding	21,300	21,300
Additional paid-in capital	8,374,542	6,906,768
Accumulated deficit	(12,332,854)	(9,746,275)
Total Shareholders' Deficit	(3,875,766)	(2,770,480)
Total Liabilities and Shareholders' Deficit	$2,951,150	$2,004,070

The accompanying notes are an integral part of these financial statements.

2

DIOGENIX, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31,	2013	2012
Revenues	$250,000	$-
Operating expenses
Research and development	1,740,604	1,078,842
General and administrative	712,418	550,178
Total operating expenses	2,453,022	1,629,020
Loss from operations	(2,203,023)	(1,629,020)
Other Expense - Interest	(383,557)	(206,693)
Net loss	$(2,586,579)	$(1,835,713)

The accompanying notes are an integral part of these financial statements.

3

DIOGENIX, INC.

STATEMENT OF SHAREHOLDERS’ DEFICIT

	Series A Convertible Preferred Shares		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2011	4,772,728	$47,727	2,130,000	$21,300	$6,884,973	$(7,910,562)	$(956,562)
Stock-based compensation expense	-	-	-	-	21,795	-	21,795
Net loss	-	-	-	-	-	(1,835,713)	(1,835,713)

Balance, December 31, 2012	4,772,728	47,727	2,130,000	21,300	6,906,768	(9,746,275)	(2,770,480)
Issuance of Series A convertible preferred stock at $1.10 per share, net of issuance costs totaling $6,343	1,351,822	13,519	-	-	1,467,143	-	1,480,662
Stock-based compensation expense	-	-	-	-	631	-	631
Net loss	-	-	-	-	-	(2,586,579)	(2,586,579)

Balance, December 31, 2013	6,124,550	$61,246	2,130,000	$21,300	$8,374,542	$(12,332,854)	$(3,875,766)

The accompanying notes are an integral part of these financial statements.

4

DIOGENIX, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31,	2013	2012
Cash Flows Used in Operating Activities:
Net loss	$(2,586,579)	$(1,835,713)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued interest on long term notes payable	383,826	206,846
Depreciation and amortization	10,252	7,828
Stock based compensation	631	21,795
Changes in operating assets and liabilities:
Prepaid expense and other current assets	14,103	(77,699)
Accounts payable	(89,983)	74,787
Accrued expenses	(20,477)	44,154
Deferred revenue	(21,000)	250,000

Net cash used in operating activities	(2,309,227)	(1,308,002)
Cash Flows Used in Investing Activities
Purchases of property and equipment	(40,751)	-

Cash Flows Provided by Financing Activities
Proceeds from issuance of notes payable	1,800,000	1,860,000
Proceeds from equity offerings - net	1,480,662	-

Net cash provided by financing activities	3,280,662	1,860,000

Net increase in cash and cash equivalents	930,684	551,998
Cash and cash equivalents at beginning of year	1,874,569	1,322,571
Cash and cash equivalents at end of year	$2,805,253	$1,874,569

The accompanying notes are an integral part of these financial statements.

5

DIOGENIX, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

1. Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.
Nature of operations

DioGenix, Inc. (the “Company”) is a Delaware corporation based in Gaithersburg, Maryland. The Company is a privately funded molecular diagnostics enterprise focused on the development and commercialization of novel and diagnostic, prognostic and treatment response monitoring tests. As of December 31, 2013, the Company devoted substantially all of its efforts to product development, raising capital and building infrastructure, and had not realized revenues from its planned principal operations.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. The Company has experienced net losses since its inception on September 19, 2008 through December 31, 2013, and has an accumulated deficit of $12,332,854 and $9,746,275 at December 31, 2013 and 2012, respectively. The Company expects to continue to incur net losses for at least the next several years.

Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. Accordingly, if the Company is unable to generate revenues adequate to support its cost structure, the Company will need to raise additional debt or equity financing to continue to fund its development and commercialization activities. Management is currently seeking additional sources of funding that would generate sufficient resources to assure the continuation of the Company’s operations (see Note 11).

Use of estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates and such differences could be material to the financial statements.

Cash and cash equivalents	The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
Depreciation and amortization

Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from three to five years. Maintenance, repairs, and minor renewals are charged to expense when incurred (see Note 3).

Intangible assets are stated at cost, net of accumulated amortization, and are amortized using the straight-line method over the shorter of the estimated useful life or contract life (see Note 4).

6

Impairment of long-lived assets

In accordance with authoritative guidance for the impairment or disposal of long-lived assets, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the present value of the expected future cash flows associated with the use of the asset. The Company believes the future cash flows to be received from the long-lived assets in use will exceed the assets’ carrying value, and accordingly, the Company has not recognized any impairment losses during the years ended December 31, 2013 and 2012.

Revenue recognition

The Company’s revenues were generated from a grant awarded to the Company on September 7, 2012. The Company was awarded a Blood Antibody Gene Signature (“AGS”) grant from Fast Forward, a not-for-profit subsidiary of the National MS Society.

The revenue from the AGS grant is derived from the completion of certain development services and the reimbursement of certain development costs incurred to conduct such development services.

Revenue from upfront, nonrefundable service fees are recognized when earned, as evidenced by written acknowledgement from the collaborator or other persuasive evidence that all service deliverables have been achieved, provided that the service deliverables are substantive and their achievability was reasonably assured at inception of the AGS grant agreement.

Any amounts received in advance of satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

Research and development

Research and development expenses relating to possible future products are expensed as incurred, unless technological feasibility is reached. Research and development expenses were $1,740,604 and $1,078,842 for the years ended December 31, 2013 and 2012, respectively.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with authoritative guidance for share-based payments and for equity instruments issued to non-employees, as applicable. The Company estimates the fair value of stock options using the Black-Scholes option pricing model. The fair value of the stock options granted is recognized as expense over the requisite service period, using the straight-line method.

Income taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities. The Company currently does not believe there is a more likely than not expectation that the deferred tax asset will be utilized in the foreseeable future, thus, a full valuation allowance has been established.

Fair value measurements

The carrying amounts of all financial instruments such as cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses and debt instruments represent their fair value due to the short maturity of these items.

New accounting standards

In May 2014, the FASB issued authoritative guidance related to recognizing revenue from contracts with customers. This guidance supersedes existing revenue recognition requirements along with cost requirements for production type contracts included in existing guidance, and creates new requirements for recognition of assets and deferred costs associated with contracts with customers. This updated guidance requires that entities recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for annual reporting periods beginning after December 15, 2017, with early adoption permitted, and is required to be applied retrospectively for all comparative periods presented. The Company is currently evaluating the impact of this guidance on its financial statements.

In June 2014, the FASB issued authoritative guidance regarding development stage entities and elimination of certain financial reporting requirements, including an amendment to Variable Interest Entities Guidance regarding consolidation requirements. These amendments remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from accounting principles generally accepted in the United States of America.

In addition, the amendments eliminate the requirements for development stage entities to: (i) present inception-to-date information in the statements of income, cash flows, and shareholder equity; (ii) label the financial statements as those of a development stage entity; (iii) disclose a description of the development stage activities in which the entity is engaged; and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The presentation and disclosure requirements in ASC Topic 915, "Development Stage Entities" are no longer required for interim and annual reporting periods beginning after December 15, 2014, however early adoption is permitted. The Company has elected to early adopt the provisions of this guidance for these audited financial statements.

In June 2014, the FASB issued authoritative guidance related to the accounting for stock-based compensation when the terms of an award provide that a performance target could be achieved after completion of the requisite service period. The amended guidance requires that a performance target that affects vesting and that could be achieved after the requisite service period should be treated as a performance condition, and as a result, should not be included in the estimation of the grant date fair value of the award. Stock compensation for such awards should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation should be recognized prospectively over the remaining requisite service period. The guidance is effective for annual reporting periods beginning after December 15, 2015, with early adoption permitted, and is required to be applied either prospectively to all awards granted or modified after the effective date or retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest period presented and to all awards new or modified awards thereafter. The Company is currently evaluating the impact of this guidance on its financial statements.

New accounting standards, cont’d

In August 2014, the FASB issued authoritative guidance related to Presentation of Financial Statements - Going Concern.

The objective of this guidance is to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and provide related disclosures. Currently, U.S. GAAP does not provide guidance to evaluate whether there is substantial doubt regarding an organization’s ability to continue as a going concern. This literature provides guidance to an organization’s management, with principles and definitions to reduce diversity in the timing and content of financial statement disclosures commonly provided by organizations and is effective for periods ending after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its financial statements.

2. Significant Agreements and Contracts
Option agreement with University of Texas Southwestern Medical Center	In May 2011, the Company entered into an Option Agreement with the University of Texas Southwestern Medical Center (“UTSW”) for use of patent and technology rights for the development and commercialization of prognostic, diagnostic and disease monitoring tests pertaining to MS. The agreement, as amended, included a non-refundable option fee of $15,000 as well as the Company being responsible for expenses related to searching, filing, prosecuting and maintaining patent rights incurred during the option period that expired in May 2013.

Sponsored research agreement with UTSW	In May 2011, the Company entered into a Sponsored Research Agreement (“SRA”) with UTSW to perform research on the application of patents and technology anticipated to being licensed from UTSW. The research program consisted of a Phase I Confirmation Study completed in 2011 as well as a Phase II Verification Study completed in 2013. The Company expensed approximately $7,000 and $121,000 in 2013 and 2012, respectively, under the SRA, as amended, with a term date in June 2013.

Research collaboration agreement with UTSW	In December 2012, the Company entered into a Research Collaboration Agreement with UTSW whereby the Company hired UTSW to perform research development and testing for the Phase III Validation study through May 2014. UTSW was paid based on sites brought online, and per patient sample testing of approximately $3,000 and $1,000, respectively.

Patent and technology license agreement with UTSW

In May 2013, the Company entered into a Patent and Technology License Agreement with UTSW whereby the Company obtained rights to develop and commercialize prognostic, diagnostic, and disease monitoring tests related to MS or Neuromyelitis Optica (NMO), or related diseases. Under the agreement the Company is responsible for:

i)     Patent expenses of approximately $34,000 recorded in 2013, including future maintenance and prosecution costs;

ii)    Upfront license fee of $30,000 settled in 2013 with annual license maintenance of $5,000 per year starting in 2014;

iii)   Future milestone fees based on future sales and premarket notifications or approvals, aggregating $180,000; and

iv)   Escalating royalty fees based on net sales starting at 1.5% (up to $20M in net sales), 3.0% (between $20M up to $80M in net sales) and 4.5% when net sales exceed $80M.

Master services agreement (“MSA”) with Theranostics Health (“TH”)

On August 12, 2013, the Company entered into an MSA with TH (located in Rockville, Maryland) for the performance of certain services, including analyzing biological samples to characterize relevant molecules. Such services are to be performed by TH for approximately $11,000 per month. The term of the agreement is 5 years, cancelable with 30 days written notice.

3. Fixed Assets	Fixed assets consist of the following:

December 31,	2013	2012
Computer equipment	$3,028	$8,353
Laboratory equipment	41,307	557
	44,335	8,910
Less accumulated depreciation	(6,203)	(8,910)
	$38,132	$-

Depreciation expense related to property and equipment was $2,618 and $194 for 2013 and 2012, respectively.

4. Intangible Assets	Intangible assets consist of trademarks and trade names acquired in 2008, which are amortized on a straight-line basis over their estimated useful life of approximately nine years. Intangible assets were originally recorded, and are carried at, a cost of $71,000 at December 31, 2013 and 2012. Amortization expense was $7,634 for both 2013 and 2012. Estimated future amortization expense of $32,832 at December 31, 2013, will be recognized on a straight-line basis over approximately the next 4 years.

5. Convertible Notes Payable to Affiliate	During 2008 and 2009, the Company issued convertible notes to a majority shareholder, Nerveda LLC, for a total of $3,000,000, with an annual interest rate of 2.38%. In 2009, the notes and related accrued interest of approximately $3,000,000 were converted into Series A Preferred Shares at a price of $1.10 per share (see Note 6). In 2011, 2012 and 2013 the Company received $2,079,813, $1,860,000 and $1,800,000, respectively, from the issuance of unsecured convertible promissory notes to related parties, including $2,000,000, $1,860,000 and $1,800,000, respectively, from the Company’s majority shareholder, Nerveda LLC. As amended, the notes mature in January 2015 (see Note 11).

5. Convertible Notes Payable to Affiliate, Cont’d

These notes bear interest at 8.00% per annum, and are subject to mandatory repayment of the total then outstanding principal and accrued and unpaid interest within 30 days, if the Company enters into a transaction resulting in a change of control or consummates an initial public offering. Alternatively, the notes will automatically convert, along with accrued and unpaid interest, into shares of the Company’s Series A Preferred Shares at a conversion rate of 80% of the price per Series A Preferred Shares then issued, upon the completion of a qualified equity financing of at least $3,000,000.

The Company owed $5,739,813 and $3,939,813 of principal and $665,543 and $281,717 of accrued interest, at December 31, 2013 and 2012, respectively, including $5,660,000 and $3,860,000 of principal and $648,890 and $271,570 of accrued interest, respectively, to Nerveda LLC, the Company’s majority shareholder.

6. Convertible Preferred Shares

On April 28, 2009, the Company amended and restated its articles of incorporation to authorize a total of 13,772,728 shares: 9,000,000 Common Shares and 4,772,728 Series A Preferred Shares with par values of $0.01 per share.

On August 29, 2013, the Company amended and restated its articles of incorporation to authorize a total of 23,409,092 shares: 15,000,000 Common Shares and 8,409,092 Series A Preferred Shares with par values of $0.01 per share.

The Series A Preferred Shares provide for dividends equal to $0.088 per share, when, as and if declared by the Board of Directors. The Series A Preferred Shares dividends are payable in preference and in priority to any dividends on Common Shares. There have been no dividends declared by the Board of Directors as of December 31, 2013. Other than the liquidation preference, the shares are not redeemable.

The shares of Series A Preferred Shares are convertible into an equal number of Common Shares, at the option of the holder, subject to certain anti-dilutive adjustments to maintain the 1:1 share ratio. Each share of Series A Preferred Shares is automatically converted into Common Shares immediately upon the earlier of: (i) the Company’s sale of its Common Shares in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, in which the per share price is at least $3.30 per share (as adjusted), and the gross cash proceeds are at least $50,000,000, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding Series A Preferred Shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Shares then outstanding will be entitled to receive $1.10 per share, plus all declared and unpaid dividends, prior and in preference to any distribution of any of the Company’s assets to the Common Shareholders.

If, upon any such liquidation event, the remaining assets of the Company available for distribution are insufficient to pay the holders of Series A Preferred Shares the full amount of their liquidation payment, each of the holders of Series A Preferred Shares will share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable.

After payment of the full preferred share liquidation payments, the remaining funds and assets of the Company legally available for distribution will be distributed ratably to the holders of Common and Series A Preferred Shares on an as-if converted basis.

The holders of Series A Preferred Shares are entitled to one vote for each Common Share into which such Series A Preferred Shares could then be converted; and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares. Also, the Series A Preferred Shareholders have been granted certain rights with regard to the election of members of the Company’s Board of Directors and various other corporate actions.

7. Stock Options

The Company’s 2008 Equity Incentive Plan, as amended (the “Plan”), provides for the granting of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units to employees, directors and consultants. Under the Plan, no person shall be granted any incentive option to the extent that the aggregate fair market value of the underlying stock during any calendar year exceeds $100,000. The total number of authorized shares for awards of equity share options or other equity instruments under the Plan is 1,845,000 shares.

The stock options under the Amended Plan are granted with exercise prices not less than 100% of the estimated fair value of the underlying Common Shares as determined under the Amended Plan, and 110% of the estimated fair value of the underlying Common Shares for employees who own more than 10% of the total combined voting power of all classes of the Company’s shares. Options granted under the Plan generally have a 10 year life and vest over a four-year period.

The Company records stock-based compensation issued to employees based on the grant date fair value estimated using a Black-Scholes option valuation model, consistent with the provisions of the authoritative guidance for share-based payments to employees.

During the years ended December 31, 2013 and 2012, there were no options granted, exercised or cancelled. The Company did not recognize any employee related stock-based compensation during the year ended December 31, 2013. For the year ended December 31, 2012, the Company recognized employee related stock-based compensation of approximately $15,000.

The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees.

Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured periodically as they vest, and the resulting change in value, if any, is recognized as expense during the remaining period the related services are rendered. For the years ended December 31, 2013 and 2012, the Company recognized non-employee stock-based compensation of approximately $1,000 and $7,000, respectively.

As of December 31, 2013 and 2012, the Company had 1,378,740 stock options outstanding, exercisable and fully vested with a weighted average exercise price of $0.17. Additionally, 261,260 options remained available for future grants under the Plan, and there was no unrecognized compensation cost at either reporting period end.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.

8. Income Taxes

As of December 31, 2013 and 2012, a long-term deferred tax asset of $915,300 and $850,600, respectively, have been recognized for the temporary differences related to federal R&D credits, stock-based compensation and other reserves. The federal R&D credit will begin to expire in January 2029.

Additionally, long-term deferred tax assets of $4,190,800 and $3,180,400 at December 31, 2013 and 2012, respectively, have been recognized primarily for the temporary differences related to federal and state net operating loss carry forwards.

As of December 31, 2013 and 2012, there was a fully offsetting valuation allowance against the net long-term deferred tax assets recorded due to substantial doubt related to the Company’s ability to continue as a going concern and consume its deferred tax assets. The valuation allowance may be reduced at such time as management is able to determine that it is more likely than not that this deferred tax asset will be utilized. The valuation allowance was $5,106,100 and $4,031,000 at December 31, 2013 and 2012, respectively.

At December 31, 2013 and 2012, the Company had federal and state net operating loss carry forwards of $10,624,464 and $8,062,796, respectively. The federal and state tax loss carry forwards will begin to expire in 2029. The statute of limitations for the most recent federal and state tax return filing examinations expire in September 2017.

The utilization of these net operating loss carry forwards and R&D tax credits is subject to consideration of past and future changes in ownership of the Company which may qualify as a change in ownership as defined under Section 382 and 383 of the Internal Revenue Code, causing a limitation on the use of tax net operating losses and R&D tax credits incurred before such date. The Company has not determined whether ownership changes have occurred as defined under Section 382 and 383 of the Internal Revenue Code, and therefore, the ability of the Company to utilize its net operating losses and R&D tax credits is unknown.

9. Employee Benefit Plans 401(k) plan

The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under federal tax regulations. The Company, at its discretion, may make certain contributions to the 401(k) plan. Through December 31, 2013, no such contributions have been made.

10. Concentrations

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company maintains cash balances at various financial institutions primarily located in the United States. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation. At times these balances exceed federally insured limits.

The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Supplier	During 2013 and 2012, the Company contracted with a life science contractor for clinical research services amounting to $261,853 and $251,125, respectively, of the Company’s total purchases. At December 31, 2013 and 2012, the amounts payable to this vendor was approximately $13,000 and $23,000, respectively. Although switching research service providers could result in a delay in the clinical development efforts of the Company, there are a number of providers which could provide the same services, and management believes, on comparable terms.

11. Subsequent Events

In March and April 2014, the Company sold 272,726 shares of Series A Preferred Shares at $1.10 per share, for aggregate gross proceeds of $300,000.

In August, 2014, the Company entered into a new Sponsored Research Agreement (“nSRA”) with UTSW for additional services and consideration of approximately $19,000.

In December 2014, the Company executed an amendment to the existing Convertible Notes Payable agreements to extend the maturity date to January 31, 2015 (see Note 5).

In December 2014, the Company signed a non-binding Letter of Intent that sets forth the principal terms of a proposal being considered by a third party (the “Purchaser”) for the proposed purchase of the Company in a merger transaction. Upon the satisfaction of certain conditions and execution of a definitive agreement, the Purchaser will purchase all of the outstanding shares, assets and liabilities of the molecular diagnostic business of the Company. The acquisition will exclude the convertible promissory notes payable and related accrued interest.

In August 2014, the Company engaged CRT Capital as its financial advisor with respect to the purchase transaction. The fees payable to CRT for professional services will be a cash fee of $300,000 payable upon consummation of a purchase transaction with net proceeds of at least $3,000,000, an additional $200,000 for net proceeds of at least $5,000,000 and an additional fee equal to 4% of net proceeds that are in excess of $10,000,000. Net Proceeds are defined as the sum of cash and the fair market value of any securities or other property available for distribution to the equity holders of the Company in connection with a merger transaction after all liabilities are paid or satisfied.

In December 2014, the Company was awarded with a transferrable Grow New Jersey (“NJ”) Tax Credit. Receipt of the tax credit is subject to additional terms and conditions that must be executed as part of the preconditions of program eligibility, as well as an approval fee of $37,275 and a tax credit certificate issuance fee of $37,275, among other fees. Under the grant terms, the Company could earn a NJ tax credit of up to $745,500 per year for a period of ten years. The cumulative tax credit is subject to the Company establishing operations in NJ, and earned based on each new job created, and sustained for a period of fifteen years.

The Company has evaluated subsequent events through December 23, 2014, which is the date the financial statements were issued.